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                                                                     EXHIBIT 4.9

        Telcom Global Solutions Holdings, Inc. 2000 Equity Incentive Plan

                     TELCOM GLOBAL SOLUTIONS HOLDINGS, INC.

                           2000 EQUITY INCENTIVE PLAN

                             -----------------------

        1. PURPOSE OF THE PLAN.

        The purpose of the Plan is to provide a means by which selected Employees and Consultants may be given an opportunity to acquire a proprietary interest in the Company. Under the Plan, the Company may provide Options in order to retain the services of individuals who are now Employees or Consultants, to secure and retain the services of new Employees and Consultants, and to provide incentives for such individuals to exert maximum efforts for the success of the Company and its Affiliates. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

        2. DEFINITIONS.

        As used herein, the following definitions shall apply:

        (a) "AFFILIATE" means, with respect to any Person, any Parent or Subsidiary of such Person, whether such Parent or Subsidiary is now or hereafter existing.

        (b) "APPLICABLE LAWS" means all applicable federal, state, local or foreign laws, regulations and legal requirements, including without limitation the requirements of the Stock Exchange and the legal requirements relating to the administration of stock option plans and equity incentive plans (and the issuance of shares of capital stock thereunder) under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where any Options are, or will be, granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means (a) the Compensation Committee of the Board (or in the event that there is not a Compensation Committee, then the Board) with respect to Options granted to all Employees and Consultants (other than Non-Employee Directors) and (b) the entire Board (regardless of whether there is a Compensation Committee) with respect to Options granted to Non-Employee Directors.

        (f) "COMPANY" means Telcom Global Solutions Holdings, Inc., a Delaware corporation.

        (g) "CONSULTANT" means (i) any individual who is engaged by the Company or any Affiliate of the Company to render consulting or advisory services and is compensated for such services and (ii) any non-employee Director, whether such Director is compensated for such services or not.

        (h) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means as of any date of determination that the employment or consulting relationship that an Employee or Consultant has with the Company or any Affiliate of the Company is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered


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interrupted in the case of (i) any leave of absence approved in writing by the
Company or any Affiliate of the Company or (ii) transfers between locations of the Company or between the Company or any Affiliate of the Company or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or any Affiliate of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or any Affiliate of the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" shall have the meaning given it or any similar term in the employment agreement of the Holder with the Company or an Affiliate of the Company; provided, however, that if that Holder has no such employment agreement or if the employment agreement applicable to the Holder does not specify the meaning of such term, "DISABILITY" shall mean "disability" as such term is defined in Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any individual, including Officers and Directors, employed by the Company or any Affiliate of the Company. The payment of a Director's fee or the reimbursement of a Director's expenses by the Company shall not be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means the value of a Share determined as follows:

            (i) If the Shares are listed on any established stock exchange or quoted on a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

            (ii) If the Shares are not listed on any established stock exchange or quoted on a national market system, but is regularly quoted by a recognized securities dealer (whose selling prices are not reported), its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the date of determination; or

            (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

        (n) "HOLDER" means a Person who has received an Option under the Plan.

        (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (p) "NON-EMPLOYEE DIRECTOR" means a "Non-Employee Director" of the Company within the meaning of Rule 16b-3.

        (q) "NONQUALIFIED STOCK OPTION" means an Option that does not qualify as an Incentive Stock Option.

        (r) "OFFICER" means an individual person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.


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        (s) "OLD STOCK OPTION PLAN" means the 2000 Stock Option Plan of Telcom
Global Solutions, Inc., amended as of September ___, 2001.

        (t) "OPTION" means any option to purchase Shares which is granted pursuant to the Plan.

        (u) "OPTION AGREEMENT" means the written option agreement, substantially in the form attached hereto as Exhibit A (or such other form as may be approved by the Committee for use under the Plan pursuant to Section 3(b)(v) hereof), between the Company and Holder evidencing the grant of an Option.

        (v) "OPTION SHARES" means the Shares issuable upon exercise of an Option.

        (w) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time an Option is granted, each of the corporations other than the Company owns stock (or other equity interests) possessing more than 50% of the total combined voting power of all classes of stock (or other equity interests) in one or more of the other corporations in such chain.

        (x) "PERSON" means any corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, a governmental entity or any department, agency or political subdivision thereof or any other entity.

        (y) "PLAN" means this Telcom Global Solutions Holdings, Inc. 2000 Equity Incentive Plan.

        (z) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto.

        (aa) "SHARE" means an ordinary share of $0.01 each in the capital of Parent.

        (bb) "STOCK EXCHANGE" means, at any point in time, any established stock exchange on which the Shares are then listed or any national market system, including without limitation The Nasdaq Stock Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, on which the Shares are then quoted.

        (cc) "SUBSIDIARY" means any Person (other than the Company) in any unbroken chain of Persons beginning with the Company if, at the time of granting of an Option, each of the Persons (other than the last Person in the unbroken chain) owns stock (or other equity interests) possessing more than 50% of the total combined voting power of all classes of stock (or other equity interests) in one of the other Persons in such chain.

        3. ADMINISTRATION OF THE PLAN.

        (a) Plan Administration. The Plan at all times shall be administered by the Committee. During any period of time in which the Company is subject to the reporting requirements of the Exchange Act, the Committee, shall be comprised solely of not less than two members.

        (b) Powers of the Committee. Subject to the provisions of the Plan and subject to the approval of any relevant authorities, including the approval, if required, of the Stock Exchange, the Committee shall have the full authority to grant Options. For purposes of illustration and not of limitation, the Committee shall have the authority (subject only to the express provisions of the Plan):

            (i)     to determine the Fair Market Value of the Shares;

            (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

            (iii) to determine whether and to what extent Options are granted hereunder;

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            (iv)    to determine the number of Shares to be covered by each such
        Option granted hereunder;

            (v) to approve the forms of Option Agreements which need not be identical for use under the Plan;

            (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder, which terms and conditions may include, but will not be limited to, the exercise price of an Option; any specified performance goals or other criteria which must be attained for the vesting of an Option; any restrictions or limitations applicable to any Options; and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions applicable to any Options; and

            (vii) to construe and interpret the terms of the Plan, the Option Agreements and the Options granted pursuant to the Plan.

        (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Holders of any Options. No member of the Board or any Committee administering the Plan shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

        4. SHARES SUBJECT TO THE PLAN.

        The maximum aggregate number of Shares that may be acquired by Holders of any Options granted under the Plan is, as of any date of determination, 7,500,000 Shares less any options or shares subject to options outstanding under the Old Stock Option Plan as of such date of determination, and the maximum number of Shares that may be acquired by an individual Holder under the Plan or the Old Stock Option Plan shall not exceed 750,000 (in each case subject to adjustment as provided in Section 8 of the Plan). The Shares may be authorized but unissued Shares. The maximum aggregate number of Shares that shall be issued pursuant to the valid exercise of Options intended to be Incentive Stock Options granted under the Plan is 6,687,200.

        If any Options granted hereunder or any options under the Old Stock Option Plan expire without being exercised, such option (or options) shall be available for distribution in connection with future grants of Options under the Plan.

        5. ELIGIBILITY.

        (a) Options may be granted to Employees (including Officers and Directors) and Consultants who, in the sole and unreviewable determination of the Committee, are deemed to have rendered or to be able to render significant services to the Company or its Affiliates and who are deemed to have contributed or to have the potential to contribute to the success of the Company or its Affiliates. No Incentive Stock Option shall be granted to any person who is not an Employee at the time of grant. In no event, however, may any Consultant participate in the Plan if such participation is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Consultant is resident under the relevant securities laws of that jurisdiction; provided, that in the case of (b) above, the relevant Consultant's participation in the Plan may be effected at the absolute discretion of the Committee if compliance with the relevant securities requirements of the jurisdiction in which such Consultant is resident is not impractical (having regard to the nature of those requirements) and would not involve undue expense.

        (b) Each Option shall be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company or any Affiliate) exceeds $100,000, such Options shall be treated for tax purposes as Nonqualified Stock Options. For purposes of this
Section 5(b), Incentive

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Stock Options shall be taken into account in the order in which they were granted. For purposes of this Section 5(b), the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (c) Neither the Plan nor any Option shall confer upon any Holder any right with respect to continuation of his or her employment or consulting relationship with the Company or any Affiliate of the Company, nor shall it interfere in any way with his or her right or the Company's or its Affiliate's right to terminate his or her employment or consulting relationship at any time, with or without cause.

        6. OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee, but in the case of an Incentive Stock Option (which in all cases shall be subject to the Code):

            (i) granted to an Employee who, at the time of grant of such Option, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of Parent or any Affiliate of Parent, the per share exercise price shall not be less than 110% of the Fair Market Value per Share on the date of grant; and

            (ii) granted to any other Employee, the per share exercise price shall not be less than 100% of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, in no event may the per share exercise price for the Shares to be issued upon exercise of an Option be less than the par value of a Share.

        (b) The type of consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be cash or as otherwise determined by the Committee in writing (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and shall be subject to the Code). Such consideration shall be paid, to the extent permitted by applicable statutes and regulations at the time the Option is exercised, either (i) in cash or check, or (ii) when permitted by Applicable Laws, through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers ("NASD DEALER")), whereby the Holder irrevocably elects to exercise the Option and to sell at least that number of Shares so purchased to pay the aggregate exercise price of all of the Shares so purchased, and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward an amount equal to the aggregate exercise price of such Shares directly to Parent, with any sale proceeds in excess of such amount being for the benefit of the Holder, provided that the Holder wishing to effectuate such "same day sale" shall pay any and all fees, commissions or expenses charged by such NASD Dealer (as is applicable) with respect to such "same day sale." In addition, such consideration shall be accompanied by the delivery by the Holder of a properly executed exercise notice together with such other documentation as the Committee and a broker, if applicable, shall require to effect an exercise of the Option and delivery to Parent of the sale proceeds required to pay the exercise price.

        7. EXERCISE OF OPTION.

        (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and set forth in the Plan or the Option Agreement, including performance criteria with respect to the Company and/or the Holder, and as shall be permissible under the terms of the Plan. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable with respect to some or all of the Shares allotted to that period and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. If an Optionee


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exercises any Option for less than all of the Shares covered by the relevant
Option Agreement, the Company shall issue a new Option Agreement to such Optionee in respect of the portion of such Option remaining unexercised.

        An Option may not be exercised for a fraction of a Share. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        Subject to Section 15, an Option shall be deemed to be exercised when written notice of such exercise has been given to Parent in accordance with the terms of the Option Agreement by the Person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by Parent. To the extent required by Applicable Law or deemed desirable by Parent, a Holder shall make arrangements satisfactory to Parent for the satisfaction of any withholding tax obligations that arise by reason of the exercise of an Option or any sale of Shares, which obligations may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 6(b) hereof. Until the appropriate registration on the Branch Register of Members of Parent by the duly authorized transfer agent of Parent of the Holder's name, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. Parent shall issue (or cause to be issued) such share certificate promptly upon the valid exercise of the Option and, in any event, no later than two (2) months from the date of allotment of Shares upon the valid exercise of an Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Holder is registered as a member of Parent in the Branch Register of Members of Parent.

        (b) Termination of Employment or Consulting Relationship. Subject to
Section 7(c) and Section 7(d) below, in the event of termination of a Holder's Continuous Status as an Employee or Consultant, such Holder may exercise his or her Option to the extent that the Holder was entitled to exercise it at the date of such termination; provided, however, that such Option may be exercised only within the lesser of the period of time set forth in such Holder's Option Agreement or the Plan. Such time period shall not, in the case of an Incentive Stock Option, exceed three (3) months after the date of such termination and shall not, in any case, be later than the expiration date of the term of such Option as set forth in the Option Agreement or the termination of the Plan. To the extent that the Holder was not entitled to exercise the Option at the date of such termination, or if the Holder does not exercise such Option to the extent so entitled within the time specified herein, the Option shall automatically terminate and the Shares covered by such Option shall revert to the Plan. A Holder's Continuous Status as an Employee or Consultant shall not be terminated in the event of Holder's change of status from an Employee to a Consultant or from a Consultant to an Employee; provided, however, that in the event of a Holder's change of status from an Employee to a Consultant, any Incentive Stock Option granted to such Employee shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option on the day that is three months and one day following such change of status.

        (c) Disability of Holder. In the event of termination of a Holder's Continuous Status as an Employee or Consultant as a result of his or her Disability, the Holder may, but only within the lesser of twelve (12) months from the date of such termination and the expiration date of the term of such Option as set forth in the Option Agreement, whichever is the earlier, exercise the Option to the extent such Option was vested as of the date of such termination. If such Disability is not a "disability" as such term is defined in
Section 22(e)(3) of the Code, then in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option on the day that is three months and one day following such termination. To the extent that the Holder was not entitled to exercise the Option at the date of termination, or if the Holder does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

        (d) Death of Holder. Subject to Applicable Laws, in the event of the death of a Holder, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement) by the Holder's estate or by any individual who acquired the right to exercise the Option by bequest or inheritance (the "OPTION BENEFICIARY"), but only to the


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extent that the Holder was entitled to exercise the Option on the date of death.
To the extent that, at the time of death, the Holder was not entitled to exercise the Option, or if the Option Beneficiary does not exercise the Option within the time specified herein, the Option shall terminate and the Shares covered by such Option may be available for a fresh grant under the Plan.

        8. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE OR MERGER.

        (a) Changes in Capital Structure. Subject to any required action by the shareholders of Parent, (i) the number of Shares covered by each outstanding Option, (ii) the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which may be available for a fresh grant under the Plan upon cancellation or expiration of an Option, and (iii) the exercise price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by Parent. The conversion of any convertible securities of Parent shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Parent of shares of any class, or securities convertible into or exchangeable for shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Option.

        (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Parent, the Committee shall notify each Holder of an outstanding Option granted hereunder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of such proposed action; provided, however, that the Committee may, in the exercise of its sole and unreviewable discretion in such instances, declare that any Option shall terminate as of an earlier date fixed by the Committee and give each Holder the right to exercise his or her rights as to all or any part of the Option, including Options that have not yet vested.

        (c) Merger or Asset Sale. In the event of the merger of Parent into, or the consolidation of Parent with, another Person in which the shareholders of Parent receive cash or securities of another issuer, or any combination thereof, in exchange for their Shares, or the sale of all or substantially all of the assets of Parent, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor Person or an Affiliate of the successor Person. In the event that the successor Person refuses to assume or substitute for the Option, the Holder shall fully vest in and have the right to exercise the Option (provided it has not already terminated), including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, either, at the option of the Committee, the Committee shall notify the Holder that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period or upon the consummation of such merger, consolidation or sale of assets, the Holder shall receive in cash the difference between the Fair Market Value of the Option Shares less the exercise price thereof. For the purposes of this Section 8(c), the Option shall be considered assumed if, the successor Person, pursuant to such sale or merger, agrees in writing prior to the consummation of such sale or merger to assume the Plan or provide an equivalent option or right (the determination of whether such substituted Options or rights are equivalent shall be determined by the Committee in its sole discretion).

        (d) Change of Control. Notwithstanding anything to the contrary, the Committee may grant Options which provide for the acceleration of the vesting of Shares subject to the Option upon a change of control. Such provisions including the definition of a change of control shall be set forth in the Option Agreement evidencing such Option.

        (e) Further Adjustments. In the event of any change described in Section 8(a) or Section 8(c) above, the Committee shall make any further adjustment to the maximum number of Shares which may be allotted and issued under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be


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granted to any one Employee or Consultant and the number of Shares and exercise price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive and binding on the Holder; provided, however, that each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision).

        (f) No Limitation on Right to Merge, Etc. The grant of Options pursuant to the Plan shall not restrict in any way the right or power of Parent to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

        9. TERM OF PLAN.

        The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company, as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan. It is hereby acknowledged and confirmed that the Plan was adopted on September 22, 2000.

        10. TERM OF OPTIONS.

        The term of each Option shall be the term stated in the applicable Option Agreement; provided, however, that the term shall be no more than (a) ten
(10) years from the date of grant thereof for a Holder who is an Employee; and
(b) five (5) years from the date of grant thereof for a Holder who is a non-Employee; and provided further that in the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of Parent or any Affiliate of Parent, the term of the Option shall be no more than five (5) years from the date of grant thereof.

        11. NON-TRANSFERABILITY OF OPTIONS.

        No Option shall be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Holder to whom the Option is granted only by such Holder or as otherwise provided herein.

        12. TIME OF GRANTING OPTIONS.

        The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option, or such other date as is determined by the Committee. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

        13. AMENDMENT AND TERMINATION OF THE PLAN.

        The Board may amend or terminate the Plan in any respect whatsoever, provided that any such amendment or termination of the Plan shall not materially adversely affect an Option already granted and such Option shall remain in full force and effect as if the Plan had not been amended or terminated. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other Applicable Law or regulation, including the requirements of the National Association of Securities Dealers or the Stock Exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.


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        14. NONSOLICITATION AND NONCOMPETITION.

        THE BOARD MAY REQUIRE CERTAIN HOLDERS TO ENTER INTO AN OPTION AGREEMENT CONTAINING RESTRICTIONS ON SOLICITATION OF EMPLOYEES AND CUSTOMERS AND OTHER RESTRICTIONS ON COMPETITION AS A CONDITION TO RECEIVING AN OPTION.

        15. CONDITIONS UPON ISSUANCE OF SHARES.

        Shares shall not be issued pursuant to an Option unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant Applicable Laws, including, without limitation, the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the Stock Exchange, and shall be further subject to the approval of counsel for Parent with respect to such compliance.

        The inability of Parent to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Parent's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve Parent of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16. RESERVATION OF SHARES.

        Parent, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        17. AGREEMENTS.

        The grant of Options shall be evidenced by Option Agreements in such form as the Committee shall approve from time to time.

        18. SHAREHOLDER APPROVAL.

        Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained to the extent and in manner required under Applicable Laws and the rules of the Stock Exchange.

        19. USE OF PROCEEDS FROM SHARES.

        The proceeds, if any, from the allotment and issuance of Shares pursuant to the valid exercise of Options, which proceeds are over and above the par value of each Share, shall be deposited into the share premium account of Parent.

        20. MISCELLANEOUS.

        (a) Acceleration of Vesting. The Committee shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

        (b) Rule 16b-3. With respect to Persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such Persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Option Agreement. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        (c) Grants Exceeding Allotted Shares. If the number of Shares subject to an Option granted pursuant to the Plan exceeds, as of the date of grant, the number of Shares that has been reserved for issuance under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

        (d) Notice. Any written notice to the Company or any of its Affiliates required by any of the provisions of the Plan shall be addressed to the Share Plan Administrator of Parent at 2090 Fortune Drive, San Jose, California 95131 and shall become effective when it is received. Any written notice to Holders required by any provisions of the Plan shall be addressed to the Holder at the address on file with the Company and shall become effective three days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

        (e) Savings Clause. Notwithstanding any other provision hereof, the Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under Section 422 of the Code. If the Plan or any provision of the Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of the Plan or such provisions which apply only to Nonqualified Stock Options, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

        (f) Governing Law. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflict of laws rules.

        (g) Notice of Disposition. If a participant who was granted an Incentive Stock Option disposes of any Share acquired pursuant to the exercise of such Incentive Stock Option before satisfying the holding period set forth in section 422(a)(1) of the Code, such participant shall notify Parent of such disposition within 10 days. Such notice shall be given in the form and manner prescribed by the Committee and shall include the number of shares disposed of, and the date of the disposition.

                                         EXHIBIT A TO 2000 EQUITY INCENTIVE PLAN



                     TELCOM GLOBAL SOLUTIONS HOLDINGS, INC.

                           2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


[Optionee's name and address]

        This Stock Option Agreement (this "OPTION AGREEMENT") is entered into as of ______ __________, 200_, by and between you ("OPTIONEE") and Telcom Global Solutions Holdings, Inc. (the "COMPANY"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the 2000 Equity Incentive Plan of the Company (the "PLAN").

        1. Grant of Option. In consideration of the sum of $1.00 paid by the Optionee to the Company (the receipt, adequacy and sufficiency of which the Company hereby acknowledges), the Company hereby grants to Optionee an option (the "OPTION") to subscribe for the number of ordinary shares of S$0.01 each in the capital of Parent (the "SHARES") set forth below at the exercise price and on the other terms and conditions set forth below, subject to the terms and conditions of this Option Agreement and the Plan (which is incorporated herein by reference), including the provisions thereof relating to increases in the number of Shares covered by this Option upon the occurrence of certain specified events, as follows:

        Grant Number                    ________________________________________
        Date of Grant                   ________________________________________
        Vesting Commencement Date       ________________________________________
        Exercise Price Per Share        ________________________________________
        Total Number of Shares Subject  ________________________________________
        to Options
        Total Exercise Price            ________________________________________
        Type of Option:                 ________________________________________

                                        _______ Incentive Stock Option
                                        _______ Nonqualified Stock Option

        Term/Expiration Date:
        (No more than 10 years from date
        of grant for an Employee and 5 years from date of grant for a non-Employee)

        If designated above as an Incentive Stock Option, this Option is intended (subject to Section 5(b) of the Plan) to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, the Company has not made, and will not be deemed to make hereby, any representations or warranties to Optionee with respect to such qualification.

        2. Vesting Schedule.

        (a) This Option may be exercised, in whole or in part, in accordance with the following schedule. Except only as specifically provided elsewhere herein or in the Plan, this Option shall be exercisable in the following cumulative installments: [NOTE: THE VESTING SCHEDULE IS TO BE COMPLETED UPON GRANT OF THE OPTION]

        (b) Notwithstanding the vesting schedule set forth above and so long as the Option has not been terminated, in the event of a "Change of Control" as defined below, the vesting schedule above shall be accelerated such that the Option shall be deemed to be fully vested immediately prior to such event. [NOTE: DELETE THE FOREGOING PARAGRAPH AND PARAGRAPHS (c)-(f) BELOW IF THE OPTION DOES NOT AUTOMATICALLY ACCELERATE UPON A CHANGE OF CONTROL]

        (c) "BENEFICIAL OWNER" means a "beneficial owner" as such term is used in Rule 13d-3 promulgated under the Exchange Act.

        (d) "CHANGE OF CONTROL" means, with respect to any Option, the occurrence at any time after the date of grant of such Option of (i) any Person or Group of Persons becoming for the first time the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of shares of Parent normally entitled to vote for the election of Directors ("VOTING STOCK"), other than as a result of a transfer or series of related transfers of Voting Stock from a Person or Group of Persons who immediately prior to such transfer or transfers was the Beneficial Owner, and who after giving effect to such transfer or transfers continues to be the Beneficial Owner, of more than fifty percent (50%) of the Voting Stock; (ii) a merger or consolidation of Parent with or into another Person or the merger of another Person into Parent as a consequence of which those Persons who held all of the Voting Stock immediately prior to such merger or consolidation do not hold either directly or indirectly a majority of the Voting Stock (or, if applicable, the surviving company of such merger or consolidation) after the consummation of such merger or consolidation; (iii) the sale of all or substantially all of the assets of Parent to any Person or Group of Persons (other than to (A) a Person or Group of Persons which owns, directly or indirectly, a majority or more of the outstanding Shares, (B) a Subsidiary of Parent, or (C) a Person all of whose equity interests are owned directly or indirectly by Parent; or (iv) any event or series of events (which event or series of events must include a proxy fight or proxy solicitation with respect to the election of directors of Parent made in opposition to the nominees recommended by the Continuing Directors) during any period of 12 consecutive months, as a result of which a majority of the Board consists of individuals other than Continuing Directors.

        (e) "CONTINUING DIRECTORS" means, with the respect to any period of 12 consecutive months, (i) any members of the Board of Directors of Parent on the first day of such period, (ii) any members of the Board of Directors of Parent elected after the first day of such period at any annual meeting of shareholders who were nominated by the Board of Directors of Parent or a committee thereof, if a majority of the members of the Board of Directors of Parent or such committee were Continuing Directors within the meaning of clause (i) above at the time of such nomination, and (iii) any members of the Board of Directors of Parent elected to succeed Continuing Directors by the Board of Directors of Parent or a committee thereof, if a majority of the members of the Board of Directors of Parent or such committee were Continuing Directors within the meaning of clause (i) or (ii) above at the time of such election.

        (f) "GROUP" means a "group" as such term is used in Section 13(d)(3) of the Exchange Act.

        3. Exercise of Option.

        (a) Right to Exercise. This Option shall be exercisable, with respect to any or all of the Shares, during its term in accordance with the Vesting Schedule set out in Section 2 hereof and with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's Continuous Status as an Employee or Consultant, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement (including Section 4 hereof).

        (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Share Plan Administrator of Parent. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by Parent of such written notice accompanied by the Exercise Price.

        (c) The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to Parent as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

        (d) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with Section 15 of the Plan. Assuming such compliance, for income tax purposes the Shares shall be considered allotted and issued to the Optionee on the date on which the Option is exercised with respect to such Shares.

        4. Termination Period. Optionee may exercise that portion of the Option that is vested on the date of termination (or that becomes vested by reason of such termination pursuant to this Agreement) for ninety (90) days (or such shorter period provided for elsewhere herein) after termination of Optionee's Continuous Status as an Employee or Consultant, or for such longer period upon Optionee's death or Disability as provided in the Plan. If Optionee's status changes from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no case may Optionee exercise this Option after the Term/Expiration Date as provided above in Section 1. Notwithstanding the foregoing, in the event that Optionee's Continuous Status as an Employee or Consultant is terminated by the Company or an Affiliate of Company for Cause (as defined below), this Option (including the vested portion thereof) will terminate on the date of such termination and will not be exercisable thereafter. For purposes of this Option Agreement, "CAUSE" means, unless otherwise defined in Optionee's employment agreement, the occurrence of any of the following events or reasons:

        (a) Optionee's conviction for a felony offense or commission by Optionee of any act abhorrent to the community that the Company considers materially damaging to or tending to discredit the reputation of the Company or any Affiliate of Company;

        (b) Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Optionee;

        (c) Optionee's using for his or her own benefit any confidential or proprietary information of the Company or any Affiliate of the Company, or willfully or negligently divulging any such information to third parties without the prior written consent of the Company;

        (d) Optionee's public drunkenness, public use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Optionee may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available);

        (e) the determination by the Company that Optionee has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the policies, standards, regulations, instructions, or directions of the Company as they currently exist or as they may be modified from time to time; or

        (f) Optionee's material breach of this Agreement, the Plan or any written agreement between Optionee and the Company or any of its Affiliates.

        5. Method of Payment. The exercise price of Shares acquired pursuant to the valid exercise of the Option shall be paid as set forth in the Plan.

        6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, and may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Section 221 of Regulation U of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

        7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as otherwise set forth in the Plan and may be exercised during the lifetime of Optionee only by Optionee or a permitted transferee as set forth in the Plan. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        8. Term of Option. This Option may be exercised only within the term set out in Section 1 hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. The limitations set out in Sections 5, 6 and 10 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

        9. Noncompetition and Related Matters.

        (a) The Optionee acknowledges that during the Optionee's Continuous Status as an Employee or Consultant (as is applicable), the Company and its Affiliates have provided and will continue to provide to him, and he has received and will continue to receive from the Company or its Affiliates, special training and knowledge. The Optionee further acknowledges and agrees that the Options granted hereby would not have been granted without the obligations of Optionee as set forth in this Section 9. The Optionee acknowledges that included in the special knowledge received is the confidential information identified below ("CONFIDENTIAL INFORMATION"). The Optionee acknowledges that this Confidential Information is valuable to the Company and its Affiliates and, therefore its protection and maintenance constitutes a legitimate interest to be protected by the Company and its Affiliates by enforcement of this covenant not to compete.

            (i) Therefore, the Optionee agrees that, in consideration of the foregoing and in consideration of the grant of the Options, the Optionee will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business activity of a sort in which the Optionee engaged or had supervisory authority or material involvement during the Optionee's Continuous Status as an Employee or Consultant, that is in competition with the business of the Company or any of its Affiliates during or as of the date of termination of Optionee's Continuous Status as an Employee or Consultant, which includes, but is not limited to, the design, engineering, deployment, optimization, and support of wireless communications networks. Such restrictions shall commence as of the date of this Agreement and end as of the second anniversary of the date of termination of Optionee's Continuous Status as an Employee or Consultant, whether such termination is for Cause or without Cause. All such time periods are subject to otherwise being extended pursuant to the terms of this Section 9 or otherwise being agreed to in a writing signed by all parties. The scope of this noncompetition clause is limited to a fifty (50) mile radius around the Company's current executive offices and to a twenty-five (25) mile radius around each location in which the Optionee, in the course of his employment with the Company or any Affiliate of the Company, has provided consulting services or otherwise serviced, managed or supervised the accounts of, or had material involvement with projects for, customers of the Company or its Affiliates.

            (ii) Nothing in this Section 9 shall be construed to prevent the Optionee from owning beneficially, as an investment, up to an aggregate of five (5) percent of a class of equity securities that is publicly traded and registered under Section 12 of the Securities Exchange Act of 1934 of a corporation so long as the Optionee has no active participation in the business of such corporation.

            (iii) The Optionee represents to the Company and its Affiliates that the enforcement of the restrictions contained in this Section 9(a) would not be unduly burdensome to the Optionee and that in order to induce the Company to grant the Options the Optionee further represents and acknowledges that the Optionee is willing and able to compete in other geographic areas not prohibited by Section 9(a).

        (b) The Optionee shall not, for a period commencing upon the date hereof and ending upon the second anniversary of the date of the termination of Optionee's Continuous Status as an Employee or Consultant, either directly or indirectly, except during the Optionee's Continuous Status as an Employee or Consultant when authorized by the Company or required for purposes of performing his or her duties as an Employee or Consultant for the benefit of the Company or its Affiliates, (i) make known to any person or entity the names and addresses of any customers of the Company or its Affiliates or contacts of the Company or its Affiliates within the wireless telecommunications site development and tower construction industry or any other information pertaining to such customers or contacts, (ii) call on, solicit, or take away, or attempt to call on, solicit, or take away, or interfere in any way with the relationship with the Company and its Affiliates with (including making any disparaging comments about the Company or any of its Affiliates) any customers, suppliers or licensees of the Company or its Affiliates who were customers, suppliers or licensees during the Optionee's association with the Company or its Affiliates, whether for the Optionee or for any other person or entity, or (iii) recruit, hire, or attempt to recruit or hire, directly or by assisting others, or interfere in any way with the relationship with the Company and its Affiliates with (including making any disparaging comments about the Company or any of its Affiliates) any other employee of the Company or its Affiliates.

        (c) Optionee agrees that all of the following constitutes Confidential
Information: the names and addresses of the Company's and its Affiliates' customers and prospective customers (collectively, with all customers that the Company or its Affiliates sells, actively solicits, or as of the date of the termination of Optionee's Continuous Status as an Employee or Consultant had identified as a target to sell the goods and services provided by the Company or its Affiliates, the "CUSTOMERS") and all other confidential information relating to those Customers, including but not limited to all information such as information on the profitability and/or profit margins of the Company or its Affiliates, the Company's and its Affiliates' Customer lists and potential leads customer lists, any other information relating to the Company's and its Affiliates' Customers that have been obtained or made known to Optionee solely as the result of Optionee performing his services for the Company or any of its Affiliates, profitability of the Company or any of its Affiliates, business plans, strategy plans, sales figures, sales reports, internal memoranda, inventions, software developed by or for the benefit of the Company or any of its Affiliates and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes), information about the Company's or any of its Affiliates' circuit designs, layouts, algorithms, design technology and know how, formulas, manufacturing and/or design techniques, inventions (whether patentable or not), works of authorship, copyrighted software and/or other copyrighted materials created by or for the benefit of the Company or any of its Affiliates, personnel policies, the Company's or any of its Affiliates' marketing methods and related data, training the Optionee has and will receive, Customer buying and selling habits and special needs, accounting/financial records (including, but not limited to, balance sheets, profit and loss statements, tax returns, payable and receivable information, bank account information and other financial reporting information), marketing strategies, unique methods and procedures regarding pricing and advertising, the names of the Company's or any of its Affiliates' vendors and suppliers, information relating to costs, sales or services provided to the Company or any of its Affiliates by such vendors and suppliers, the prices the Company or any of its Affiliates obtains or has obtained for the Company's or any of its Affiliates' products or services, compensation paid to the Company's or any of its Affiliates' employees, and other terms of employment, information regarding the Company's or any of its Affiliates' relations with its employees, information regarding other Optionees or agents of the Company or any of its Affiliates, or any other confidential information regarding the manner of business operations and actual or demonstrably anticipated business, research or development of the Company or its Affiliates. Moreover, Optionee agrees that Confidential Information also includes any Trade Secrets (as defined in the Uniform Trade Secrets Act) of the Company or its Affiliates or any other information protected from disclosure by statute or common law.

        (d) The Optionee agrees that his breach or violation of the provisions of this Section 9 by the Optionee shall entitle the Company and/or its Affiliates to seek equitable relief, including an injunction from a court of competent jurisdiction, restraining any further or continued breach or violation of these provisions. An injunction, if granted, shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Company and/or its Affiliates may show itself justly entitled. Further, during any period in which the Optionee is in breach of this covenant not to compete, the time period of this covenant shall be extended for an amount of time that the Optionee is in breach hereof.

        (e) The Optionee agrees that during the time period of the covenants set forth in this Section 9, the Optionee shall provide a complete copy of this Agreement to any subsequent prospective employer before accepting any job offer from such employer.

        (f) The parties to this Agreement agree that the restrictions and limitations contained in this Section 9 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in this Section 9 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

        (g) The Company may, in its sole discretion, release Optionee from any or all of the provisions of this Section 9 if the Committee determines that such action is in the best interest of the Company.

        (h) Nothing in this Section 9 shall be deemed or construed to release any Optionee from or lessen any Optionee's similar obligations or restrictions imposed upon such Optionee pursuant to his or her employment agreement, any other contractual agreement or other arrangement, or any injunction, judgment or order.

        10. Changes in Capital Structure. The Optionee agrees and acknowledges that Parent shall have the right at any time and from time to time after the date of this Option Agreement to authorize additional Shares and additional classes or series of shares, some of which may entitle the holders thereof to greater rights than the holders of the Shares into which this Option is convertible, and to issue shares thereunder, subject only to the limits imposed by Applicable Laws.

        11. Tax Consequences. The grant and/or exercise of the Option will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

        12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by Delaware law with the exception of Section 9 hereof, which is governed by Texas law and except for that body of law pertaining to conflict of laws.

        13. Warranties, Representations and Covenants. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Option Agreement. Optionee further agrees to notify Parent upon any change in the residence address indicated below. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY AND/OR ITS AFFILIATES (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY AND/OR ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S OR ANY OF ITS AFFILIATES' RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

        14. Relation to Other Benefits; Termination of Employment. Any economic or other benefit to the Optionee under this Option Agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or similar benefit or compensation plan maintained by the Company or any of its Affiliates and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Affiliates. No provision of this Option Agreement will limit in any way whatsoever any right that the Company or any of its Affiliates may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

        15. Release of the Board and the Company. The Company, its Affiliates and the members of their respective boards of directors are hereby released from any liability for the non-issuance, or any delay of issuance or transfer, of any Option Shares which results from the inability of Parent to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Option Shares if counsel for Parent deems such authority reasonably necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing Option Shares to reflect such transfer restrictions. The Company, its Affiliates and the members of their respective boards of directors are further hereby released from any liability for any Option including any Incentive Stock Option, being deemed or becoming a Nonstatutory Stock Option for any reason and at any time, including the time of grant.

        16. Notice of Disposition. If a participant who was granted an Incentive Stock Option disposes of any Share acquired pursuant to the exercise of such Incentive Stock Option before satisfying the holding period set forth in section 422(a)(1) of the Code, such participant shall notify Parent of such disposition within 10 days. Such notice shall be given in the form and manner prescribed by the Committee and shall include the number of shares disposed of, and the date of the disposition.

        17. Notices. Any notice provided for in this Agreement shall be in writing and shall be (a) personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to Parent at the address set forth below and to any other recipient at the address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party or of such other person as the recipient party has specified by prior written notice to the sending party or (b) by facsimile transmission, confirmed by any method described in clause (a) above. Notices will be deemed to have been hereunder delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Notice given by facsimile shall be deemed to have been given hereunder when the facsimile transmission itself is received, except if receipt by facsimile cannot be established, in which even notice shall be deemed to have been given when the confirmation is deemed to have been received (as specified in the preceding sentence). Parent's address is:

               Flextronics International Ltd.
               c/o Flextronics International USA, Inc.
               2090 Fortune Drive
               San Jose, California 95131
               Phone:  (408) 576-7000
               Attention:  Share Plan Administrator

        [NOTE: IF APPLICABLE, INSERT HERE ANY OTHER TERMS AND CONDITIONS OF THE OPTION AS DETERMINED BY THE COMMITTEE, SUCH AS ANY ADDITIONAL RESTRICTIONS OR LIMITATIONS APPLICABLE TO THE OPTION; AND ANY ADDITIONAL VESTING, EXCHANGE, SURRENDER, CANCELLATION, ACCELERATION, TERMINATION, EXERCISE OR FORFEITURE PROVISIONS APPLICABLE TO THE OPTION.]

                                          THE COMPANY:


                                          TELCOM GLOBAL SOLUTIONS HOLDINGS, INC.



                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                          OPTIONEE:


                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          --------------------------------------
                                          Residence Address

                                          --------------------------------------
                                          Area Code/Telephone Number

                                             EXHIBIT A TO STOCK OPTION AGREEMENT


                     TELECOM GLOBAL SOLUTIONS HOLDING, INC.

                           2000 EQUITY INCENTIVE PLAN

                                 EXERCISE NOTICE

Flextronics International Ltd. ("Parent")
c/o Flextronics International USA, Inc.
2090 Fortune Drive
San Jose, California 95131
Phone:  (408) 576-7000
Attention:  Share Plan Administrator

        1. Exercise of Option. Effective as of today, ________, 200__, the undersigned ("PURCHASER") hereby elects to subscribe for ______ ordinary shares of S$0.01 each in the capital of Parent (the "SHARES") under and pursuant to the 2000 Equity Incentive Plan (the "PLAN") and the Stock Option Agreement dated _______, 200_ (the "OPTION AGREEMENT"). The exercise price for the Shares shall be $_____, as specified in the Option Agreement.

        2. Delivery of Payment.

        (a) Purchaser herewith delivers to Parent the full exercise price for _____________________________________________ Shares.

        (b) Upon delivery to Parent of this Exercise Notice, Parent will allot and issue to Purchaser, the Option Shares that Purchaser elects to subscribe for hereunder. Purchaser will deliver to Parent herewith the exercise price for the Option Shares subscribed for hereunder (if payable in cash) by check, bank draft or money order made payable to "Flextronics International Ltd.

               PURCHASER IS ADVISED THAT IT MAY BE IN PURCHASER'S OWN BEST INTEREST TO MAKE AN EFFECTIVE ELECTION WITH THE INTERNAL REVENUE SERVICE UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS PROMULGATED THEREUNDER, AND THAT PURCHASER SHOULD CONSULT WITH PURCHASER'S TAX ADVISOR ABOUT THE DESIRABILITY OF AND PROCEDURE FOR MAKING SUCH AN ELECTION BEFORE EXERCISING THE OPTION TO WHICH THIS NOTICE RELATES.

        (c)Purchaser further acknowledges and agrees that:

            (i) neither the issuance of the Option Shares to Purchaser nor any provision contained herein shall entitle Purchaser to remain in the employment of Parent and its Affiliates or affect any right of Parent or any of its Affiliates to terminate Purchaser's employment at any time for any reason; and

            (ii) Parent and its Affiliates shall be entitled to withhold from Purchaser from any amounts due and payable by Parent and its Affiliates to Purchaser (or secure payment from Purchaser in lieu of withholding) the amount of any withholding or other tax due from Parent with respect to such Option Shares and Parent may defer issuance until indemnified to its satisfaction.

        (d) Parent and Purchaser acknowledge and agree that the Option Shares issued in connection herewith are issued as a part of the compensation and incentive arrangements between Parent and/or its Affiliates and Purchaser.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Shareholder. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and the Purchaser has become a record holder of such Shares. A share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in Section 8 of the Plan.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on Parent or any of its Affiliates for any tax advice.

        6. Restriction on Option Shares. Purchaser acknowledges that the Option Shares being subscribed for hereunder are subject to certain restrictions on transfer and other provisions set forth in the Plan.

        7. Notice of Disposition. If a participant who was granted an Incentive Stock Option disposes of any share of Common Stock acquired pursuant to the exercise of such Incentive Stock Option before satisfying the holding period set forth in section 422(a)(1) of the Code, such participant shall notify Parent of such disposition within 10 days. Such notice shall be given in the form and manner prescribed by the Committee and shall include the number of shares disposed of, and the date of the disposition.

        8. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Parent or any of its Affiliates and Purchaser with respect to the subject matter hereof, and this Exercise Notice may not be amended except by means of a writing signed by Parent and Purchaser. This Exercise Notice is governed by Delaware law except for that body of law pertaining to conflict of laws.

        9. Capitalized Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms by the Plan.

Submitted by:                            Accepted by:

PURCHASER:                               PARENT:

                                         FLEXTRONICS INTERNATIONAL LTD.

                                         By:
------------------------------------        ------------------------------------
Signature

------------------------------------     Its:
Print Name                                   -----------------------------------

Address:                                 Address:

                                         Flextronics International Ltd.
------------------------------------     c/o Flextronics International USA, Inc.
                                         2090 Fortune Drive
------------------------------------     San Jose, California 95131
                                         Phone: (408) 576-7000
------------------------------------     Attention:  Share Plan Administrator